UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 6, 2013, Stephen Holt, the principal financial officer of MicroVision, Inc. (the “Company”), has also been designated as the Company’s principal accounting officer. James Johnston, who had been acting as the Company’s principal accounting officer, will continue as the Company’s Controller. Information regarding Mr. Holt was previously disclosed on the Company’s Current Report on Form 8-K filed on April 23, 2013 and is incorporated by reference.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on June 6, 2013, pursuant to notice duly given. The stockholders voted on three proposals, which are described in detail in the Company’s definitive proxy statement dated April 22, 2013.

The results are as follows:

Proposal 1.	All of the Company’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Richard A. Cowell	6,029,139	175,145	13,518,800

Slade Gorton	5,986,704	217,580	13,518,800

Jeanette Horan	6,027,265	177,019	13,518,800

Perry Mulligan	6,030,625	173,659	13,518,800

Alexander Tokman	5,978,306	225,988	13,518,800

Brian Turner	6,030,266	174,018	13,518,800

Proposal 2.	The stockholders approved the proposed 2013 MicroVision, Inc. Incentive Plan by the votes set forth in the table below:

For:	5,660,243

Against:	507,566

Abstain:	36,475

Broker Non-Votes:	13,518,800

Proposal 3.	The stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, by the votes set forth in the table below:

For:	19,319,762

Against:	198,188

Abstain:	205,134

The proposal to ratify the appointment of Moss Adams LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

/s/ Thomas M. Walker
Thomas M. Walker
Executive Vice President

Dated: June 7, 2013